SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                       Date of Report:  June 22, 1998



                               MEDIMMUNE, INC.
           (Exact name of registrant as specified in its charter)



                      Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD      20878
     (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


                No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company and Synagis is a trademark.


                               MEDIMMUNE, INC.
                         Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated June 19, 1998:

       MEDIMMUNE'S SYNAGIS (palivizumab) APPROVED FOR MARKETING BY FDA
             - First Monoclonal Antibody for Infectious Disease-

Gaithersburg, MD, June 19, 1998, 1998 -- MedImmune, Inc. (Nasdaq:MEDI) today announced that Synagis (palivizumab; previously identified as MEDI-493) has been approved for marketing by the U.S. Food and Drug Administration (FDA) for the prevention of serious lower respiratory tract disease caused by respiratory syncytial virus (RSV) in pediatric patients at high risk of RSV disease (please see full prescribing information at www.medimmune.com/products/synagispi.htm). Synagis is the first monoclonal antibody to be licensed for any infectious disease. RSV is the most common cause of pneumonia and bronchiolitis in infancy and early childhood.

"MedImmune is gratified to be able to introduce this breakthrough product to protect infants from the serious and potentially life threatening effects of RSV," said Wayne T. Hockmeyer, Ph.D., Chairman and Chief Executive Officer. "Each year thousands of children die from RSV disease and many more are hospitalized. Now, a simple injection in the pediatrician's office can protect many of these children."

Dr. Hockmeyer added, "The speed and thoroughness with which the FDA reviewed the Synagis Biologic License Application is a testament to FDA's commitment to children's health. We are grateful to the FDA for their professionalism in this review and to the many physicians, nurses, parents and children who participated in the clinical testing of Synagis. All of us should be proud to bring this advance to pediatric medicine."

In a randomized, double-blind, placebo-controlled Phase 3 clinical trial known as "IMpact-RSV" evaluating the ability of Synagis to prevent serious RSV disease in 1,502 high-risk pediatric patients, RSV hospitalizations occurred among 53 of 500 (10.6%) patients in the placebo group and 48 of 1002 (4.8%) patients in the Synagis group, a 55% reduction (p<0.001). Synagis was safe and generally well-tolerated, and the proportions of subjects in the placebo and Synagis groups who experienced any adverse event or any serious adverse event were similar.

Synagis is administered by intramuscular injection at 15 mg/kg and is given once per month during anticipated periods of RSV prevalence in the community. In the Northern Hemisphere, the RSV season typically commences in October and lasts through March or April.

In December, 1997, MedImmune formed an exclusive worldwide marketing alliance with Abbott Laboratories (NYSE:ABT) to commercialize Synagis. Within the United States, the Ross Products Division of Abbott Laboratories will co-promote Synagis with MedImmune. MedImmune will record all U.S. sales and Abbott will receive a commission on sales above pre-determined thresholds. Each company is responsible for its own selling expenses.

Outside the United States, the International Division of Abbott Laboratories has the exclusive right to market and distribute Synagis. MedImmune will manufacture and sell Synagis to Abbott. MedImmune and Abbott expect to submit regulatory applications in Europe and Canada in the second half of 1998. MedImmune will receive a $15 million milestone payment from Abbott in connection with having received marketing approval in the U.S.

MedImmune entered into a manufacturing alliance with Boehringer Ingelheim Pharma KG ("BI") to supplement its own manufacturing capacity in December 1997. The initial approved manufacturing facility for production of Synagis is MedImmune's Gaithersburg Manufacturing and Development Facility. FDA is currently reviewing a supplement to MedImmune's Biologic License Application to also allow production of Synagis at BI. Product made at BI will be required for launch of Synagis. Additionally, MedImmune has completed construction of a manufacturing facility in Frederick, Maryland and plans to add the Frederick Manufacturing Center as a third production site in the future, subject to FDA clearance.

RSV is the most common cause of lower respiratory infections in infants and children worldwide. RSV outbreaks typically occur during the fall, winter and early spring. Healthy children and individuals with adequate immune systems often acquire a "cold" when infected with RSV. In contrast, certain high-risk infants such as premature infants and children with bronchopulmonary dysplasia
(BPD) are at increased risk for acquiring severe RSV disease (pneumonia and bronchiolitis), often requiring hospitalization. In the United States alone, over 90,000 children are hospitalized and 4,500 die from RSV disease annually. The cost of treating a high-risk child hospitalized for RSV can be over $70,000.

With marketing clearance of Synagis, MedImmune will market the only two products licensed to prevent RSV disease, Synagis and RespiGam (Respiratory Syncytial Virus Immune Globulin Intravenous (Human)). RespiGam is a polyclonal antibody product enriched in neutralizing antibodies against RSV. It was the first product licensed for the prevention of serious RSV disease in certain high-risk infants and is administered by an approximately four hour intravenous infusion given monthly during the RSV season (please see full prescribing information). Sales of RespiGam during its second full winter RSV season (1997/1998) were approximately $70 million.

Synagis is a humanized monoclonal antibody. It binds to the "F" protein on the surface of RSV which is necessary for the virus to infect cells. In laboratory experiments, Synagis has been shown to neutralize all strains of RSV tested. Studies in cotton rats, widely thought to be the best model of RSV infection in humans, have shown that Synagis is 50 to 100 times more potent than RespiGam, allowing the same anti-viral effect to be delivered in a much smaller volume. In contrast to RespiGam, which requires slow IV administration, Synagis is administered as a "single" intramuscular injection; consequently, it has the potential to enhance patient care, reduce administration time and costs associated with drug administration and improve convenience for parents, physicians and nurses. Taken together, these benefits provide the potential to reach a much broader population of children with Synagis than with RespiGam. The Company believes Synagis will largely replace RespiGam in the marketplace and expects to establish a reserve against current inventories of RespiGam.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune now will market three products through its hospital-based sales force and has four new product candidates in clinical trials. MedImmune is located in Gaithersburg, MD.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect MedImmune's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in MedImmune's filings with the U.S. Securities and Exchange Commission. No assurance can be given that BI will be approved by the FDA to supply Synagis in time for the RSV season or at all. Supply from BI is expected to be required to meet market demand. MedImmune cautions that RSV disease occurs primarily during the winter months; the Company believes its operating results will reflect that seasonality for the foreseeable future.


(REGISTRANT)      MEDIMMUNE, INC.




BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, President and Chief Operating Officer
                                (Principal financial and accounting officer)
(DATE)            June 22, 1998